UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2010

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
1311 Herr Lane, Suite 205
Louisville, Kentucky 40222
(Address of Principal Executive Offices)
502- 657-3500

(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 1, 2010, Beacon Enterprise Solutions Group, Inc. (the “Company”) appointed Mark Gervasoni as the Chief Marketing and Sales Officer, effectively immediately.
     Following is a brief description of the terms and conditions of the Employment Agreement executed by the Company and Mr. Gervasoni on June 1, 2010. A copy of the Employment Agreement is attached as Exhibit 99.1, and incorporated herein by reference.
     Mr. Gervasoni entered into an Employment Agreement with the Company under which he was granted a base salary of $150,000 per year, with a review scheduled for December 31, 2010 after which the base salary may be adjusted to $180,000 per year based on performance. Additionally, beginning October 1, 2010 Mr. Gervasoni will be eligible to earn an annual cash bonus of up to 100% of then-current base salary upon achievement of target Company and personal performance objectives. Finally, the agreement provides for a grant of option to purchase up to 400,000 shares of Beacon common stock at an exercise price of $1.36 per share granted on June 1, 2010. The grants vest in installments of 200,000, 100,000 and 100,000 on June 1, 2013, 2014 and 2015, respectively.
Item 5.02 Departure of Directors, or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 1, 2010, Beacon Enterprise Solutions Group, Inc. (the “Company”) appointed Mark Gervasoni as the Chief Marketing and Sales Officer. Mr. Gervasoni, age 51, brings 15 of years of experience in infrastructure sales, training, and management in both the Fortune 1000 and government markets. As a CommScope Sales Director he managed the accounts of such diverse clients as Capital One, The U.S. House of Representatives, Carilion Health System, University of Virginia and DLA Piper Rudnick. Most recently he served as President of New Media Development Corporation, a media and marketing firm specializing in the creation and implementation of leading edge sales and marketing programs and collateral for technology firms such as Multilink, SMP (now OCC), and Gridlogix (now Johnson Controls).
     A brief description of the material terms of Mr. Gervasoni’s Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement” above and is incorporate herein by reference.
The information in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished pursuant to Items 1.01 and Item 5.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits
Exhibit 99.1
Employment Agreement among Beacon Enterprise Solutions Group, Inc. and Mr. Gervasoni dated June 1, 2010.
Exhibit 99.2
Press release announcing the hiring of Mr. Gervasoni dated June 2, 2010.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
Date: June 2, 2010	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer